Exhibit 3.3

                      COMMUNITY BANK OF CENTRAL TEXAS, SSB
                            ARTICLES OF INCORPORATION

              (by conversion and continuation of Community Bank of
                 Central Texas, ssb, a mutual savings bank, to a
                           capital stock savings bank)


         THAT we, the undersigned citizens of the State of Texas, do hereby adopt these Articles of Incorporation for Community Bank of Central Texas, ssb (the "Savings Bank") in compliance with the provisions of the Texas Savings Bank Code (Subtitle C, Texas Finance Code) and the Rules and Regulations Applicable to Texas Savings Banks (7 TAC, ss.75.1, et.seq.). The Savings Bank is incorporated by the conversion of Community Bank of Central Texas, ssb, a mutual savings bank, to a capital stock savings bank.


                           ARTICLE I - CORPORATE TITLE

         The full corporate title of the Savings Bank shall be Community Bank of Central Texas, ssb.


                    ARTICLE II - OFFICE AND REGISTERED AGENT

         The address of the home office of the Savings Bank shall be 312 Main Street, Smithville, Bastrop County, Texas 78957-2035. The name of its registered agent at such address is Brad M. Hurta.


                             ARTICLE III - DURATION

         The duration of the Savings Bank shall be perpetual.


                         ARTICLE IV - PURPOSE AND POWERS

         The purposes of the Savings Bank shall be the pursuit of any and all lawful objectives of a state savings bank chartered under the Texas Savings Bank Code and the exercise of all express, implied and incidental powers confirmed thereby and by all amendments and supplements thereto, subject to all applicable laws and lawful and applicable rules, regulations and orders of the Texas Savings and Loan Department and the Federal Deposit Insurance Corporation.


                            ARTICLE V - CAPITAL STOCK

         A. General. The total number of shares of all classes of capital stock which the Savings Bank is authorized to issue is six hundred thousand (600,000) of which five hundred thousand (500,000) shall be common stock, par value of $.01 per share and one hundred thousand (100,000) shall be preferred stock of no par value. The shares of capital stock may be issued from time to time as authorized by the Board of Directors of the Savings Bank without the approval of its shareholders, except as otherwise provided by governing law, rule or regulation.

         The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value, and the Savings Bank shall not loan funds against the shares of its outstanding capital stock. Neither promissory notes nor future services shall constitute payment or partial payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Savings Bank), labor, services actually performed for the Savings Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Savings Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Savings Bank which is

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transferred  to stated  capital upon the issuance of shares as a share  dividend shall be deemed to be the consideration for their issuance.

         Nothing contained in this Article shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share; provided, that this restriction on voting separately by class or series shall not apply:

         (I) to any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, but less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

         (ii) to any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease or conveyance of properties or business in exchange for securities of a corporation other than the Savings Bank if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Federal Deposit Insurance Corporation, the Texas Savings and Loan Department or any other federal or state agency with jurisdiction; or

         (iii) to any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Article, including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

         The holders of shares of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.
There shall be no cumulative voting.

         B. Common Stock. In the event of any liquidation, dissolution or winding up of the Savings Bank, the holders of shares of common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) thereof shall be entitled, after payment or provision for payment of all debts and liabilities of the Savings Bank, to receive the remaining assets of the Savings Bank available for distribution in cash or in kind after: (I) payment or provision for payment of the Savings Bank's debts and liabilities; and (ii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of the Savings Bank. Each share of common stock shall have the same relative rights as, and be identical in all respects with, all the other shares of common stock.

         C. Preferred Stock. The Savings Bank may provide in supplementary sections to these Articles for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the Articles. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         (a) the distinctive serial designation and the number of shares constituting such series;

         (b) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;


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         (c)      whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

         (d) whether the shares of such series shall be redeemable and, if so, the times, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

         (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Savings Bank;

         (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

         (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or any series of a class or any other securities of the Savings Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) the price or other consideration for which the shares of such series shall be issued;

         (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock;

         (j) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Savings Bank of, the common stock or shares of stock of any other class or any other series of this class;

         (k) the conditions or restrictions, if any, upon the creation of indebtedness of the Savings Bank or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

         (l) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

         Prior to the issuance of any preferred stock established by a supplementary section to these Articles adopted by the Board of Directors, the Savings Bank shall file with the Savings and Loan Commissioner of the State of Texas (the "Commissioner") a dated copy of that supplementary section to these Articles establishing and designating the series and fixing and determining the relative rights and preferences thereof. If the supplementary section to these Articles conforms to Section 92.209 of the Texas Finance Code (the "Code") and other applicable sections of the Code, the Commissioner shall file it in his office, and after it is so filed the supplementary section shall be considered an amendment to these Articles.

         D. Preemptive Rights. No holder of capital stock of the Savings Bank shall be entitled as such, as a matter of right or otherwise, to subscribe for or purchase any part of any new or additional stock issue or debt of any class or series whatsoever, of the Savings Bank, or of securities convertible into equity or debt of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

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                             ARTICLE VI - DIRECTORS

         A. Qualification and Number. The Savings Bank shall be under the direction of a Board of Directors. In order to be eligible to serve on such Board, directors must meet the qualification requirements of Section 92.153 of the Code or any successor provision thereto which may be applicable. Except as provided in the Savings Bank's Bylaws, directors shall be elected annually by such vote of the stockholders as may be required by applicable law, voting in person or by proxy and shall serve until their successors have been elected and qualified. Cumulative voting shall not be permitted. Except as otherwise fixed pursuant to the provisions of Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated by resolution adopted at any annual meeting of stockholders or any special meeting of stockholders called for that purpose. The authorized number of Directors, as fixed by or in the manner provided by the Savings Bank's Bylaws, shall be not fewer than five (5) nor more than twenty-one (21).

         B.  Vacancies.  Except as otherwise fixed pursuant to the provisions of
Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the Board of Directors, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director, except as provided in Subsection C to this Article.

         C. Removal. Subject to the rights of any class or series of stock having preference over the common stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

         D. Discharge of Duties. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors shall, in considering the best interests of the Savings Bank, consider the effects of any action upon the employees of the Savings Bank and its subsidiaries, the depositors and borrowers of the Savings Bank, the communities in which offices or other establishments of the Savings Bank or any subsidiary are located and all other pertinent factors.


                   ARTICLE VII - INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         A. Indemnification. Subject to the exceptions contained in Article VIII, the Savings Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding and any inquiry or investigation which could lead to such an action, suit or proceeding, by reason of the fact that such person is or was a Director, officer, employee or agent of the Savings Bank or any predecessor of the Savings Bank, or is or was serving at the request of the Savings Bank or any predecessor of the Savings Bank as a Director, officer, employee, partner, venturer, proprietor, trustee, agent or similar functionary ("Management Official") of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise ("Other Entity"), against expenses (including court costs and attorneys' fees), judgments, penalties, fines, excise taxes and amounts paid in connection with such action, suit or proceeding to the full extent authorized by law.

         B. Advancement of Expenses. Reasonable expenses incurred by a Director, officer, employee or agent of the Savings Bank in defending an action, suit or proceeding described in Article VII.A shall be paid by the Savings Bank in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors, only upon receipt of (i) a written affirmation by or on behalf of such person of his good faith

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belief that he has met the standards of conduct  necessary  for  indemnification pursuant to applicable law, and (ii) a written undertaking to repay such amount if it shall ultimately be determined that the person has not met such standards or that indemnification against expenses incurred by him in connection with such action, suit or proceeding is prohibited by law.

         C. Other  Rights and  Remedies.  The  indemnification  provided in this
Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, the Savings Bank's Bylaws, any insurance or other agreement, vote of shareholders or disinterested Directors or otherwise, both as to actions in their official capacities and as to actions in other capacities while holding such offices, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person, provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his acts or omissions (i) were in breach of his duty of loyalty to the Savings Bank or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in the receipt of an improper personal benefit.

         D. Insurance. Upon resolution passed by the Board of Directors, the Savings Bank may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Savings Bank, or was serving at the request of the Savings Bank as a Management official of an Other entity, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Savings Bank would have the power to indemnify him against such liability under the provisions of these Articles.

         E. Modification. The duties of the Savings Bank to indemnify and to advance expenses to a Director, officer, employee or agent provided in the
Article VII shall be in the nature of a contract between the Savings Bank and each such individual, and no amendment or repeal of any provision of this
Article VII shall alter, to the detriment of such individual, the right of such individual to the advancement of expenses of indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.


                  ARTICLE VIII - LIMITED LIABILITY OF DIRECTORS

         No Director shall be liable to the Savings Bank or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this Article VIII does not authorize the elimination or limitation of the liability of a Director to the extent the Director is found liable for (i) a breach of the Director's duty of loyalty to the Savings Bank or its shareholders; (ii) an act or omission not in good faith which constitutes a breach of duty of the Director to the Savings Bank or an act or omission which involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or (iv) an act or omission for which the liability of a Director is expressly provided by an applicable statute.


                  ARTICLE IX - BENEFICIAL OWNERSHIP LIMITATION


          Notwithstanding anything contained in the Savings Bank's charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the bank from a mutual saving bank to a capital stock savings bank, the following provisions shall apply:

         A. Beneficial Ownership Limitation. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Savings Bank. This limitation shall not apply to a transaction in which the Savings Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by underwriters in connection with a public offering.

         In the event shares are acquired in violation of this Article IX, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote


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and shall not be voted by any person or counted as voting  shares in  connection with any matters submitted to the stockholders for a vote.

         For purposes of this Article IX, the following definitions apply:

         (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, a bank, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Savings Bank.

         (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

         (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

         (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

         B. Cumulative Voting Limitation. Stockholders shall not be permitted to cumulate their votes for election of directors.

         C. Call for Special Meetings. Special meetings of stockholders relating to changes in control of the Savings Bank or amendments to its articles of incorporation shall be called only upon direction of the Board of Directors.



                              ARTICLE X - AMENDMENT

         The Savings Bank, by resolution adopted by a majority vote of those entitled to vote attending an annual meeting or a special meeting called for such purpose, reserves the right to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles shall be made unless it is first approved by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office and thereafter is approved by the holders of a majority of the shares of the Savings Bank entitled to vote generally in an election of Directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, provided that, notwithstanding anything contained in these Articles to the contrary, the affirmative vote of the holders of at least two/thirds of the shares of the Savings Bank entitled to vote generally in an election of Directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with these Articles.



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         WE, THE UNDERSIGNED, for the purpose of forming a capital stock savings bank by conversion from a mutual savings bank pursuant to the Code do make these Articles of Incorporation, hereby declaring and certifying that this is our act and deed and that the facts herein stated are true, and accordingly have hereunto set our hands to be effective this day of , 2000.

                                            DIRECTORS:

                                            ------------------------------------
                                            Georgina Chronis

                                            ------------------------------------
                                            James A. Cowan

                                            ------------------------------------
                                            Gordon N. Fowler

                                            ------------------------------------
                                            Barry Hannath

                                            ------------------------------------
                                            Brad M. Hurta

                                            ------------------------------------
                                            Rodney E. Langer

                                            ------------------------------------
                                            Mike C. Maney

STATE OF TEXAS         ss.

COUNTY OF  BASTROP     ss.

         BEFORE ME, the undersigned authority, on this day personally appeared Georgina Chronis, James A. Cowan, Gordon N. Fowler, Barry Hannath, Brad M. Hurta, Rodney E. Langer, and Mike C. Maney, each known to me to be the person whose name is subscribed to the foregoing instrument, and upon his/her oath SWORE that the statements contained therein are true and that he/she executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the             day of
                                               , 2000.


                                             Notary Public, State of Texas

(Notary Seal & Stamp)


                                             APPROVAL OF COMMISSIONER

                                 Approved  this day of            , 2000,  to be
                                 effective the day of            , 2000.



                                            James L. Pledger, Commissioner
                                            Texas Savings and Loan Department



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